Exhibit 10.23

Restricted Stock Agreement

under the Papa Murphy’s Holdings, Inc.

Amended 2010 Management Incentive Plan

Performance Vesting

Name of Grantee:	(the “Grantee”)

No. of Shares:	Shares of Common Stock

Grant Date:	(the “Grant Date”)

Effective Date:	(as defined in Section 1 below)

Pursuant to the Papa Murphy’s Holdings, Inc. Amended 2010 Management Incentive Plan (the “Plan”), Papa Murphy’s Holdings, Inc., a Delaware corporation (together with its successors, the “Company”), hereby grants, sells and issues to the individual named above, who is an officer, employee, director, consultant or other key person of the Company or any of the Subsidiaries, the Shares (as defined below) at $                     per share, being the fair market value per share on the date of purchase (the “Per Share Purchase Price”), subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her.

All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the Effective Date hereof.

1. Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Grantee or any Permitted Transferee, or (ii) the Grantee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Grantee’s or the Permitted Transferee’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Grantee or any Permitted Transferee being subject to a transfer of Shares by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share, together with any shares into which Common Stock may be converted or exchanged, as provided above and herein.

“Effective Date” shall mean the date upon which the Company receives from Grantee a signed original of this Agreement together with payment in full of the total Per Share Purchase Price.

“For Cause Termination Event” shall mean the termination of the Grantee’s employment with the Company and its subsidiaries for Cause (as such term is defined in the Plan).

“Initial Public Offering” means any underwritten initial public offering of securities of the Company, any corporate successor to the Company by way of conversion, PMI Holdings, Inc. or any of their respective Subsidiaries pursuant to an effective registration statement filed under the Act.

“Lee Equity” shall mean Lee Equity Partners Fund, L.P. and its Affiliates.

“Lee Equity Qualified Liquidation Event” shall mean the point in time at which any event occurs (including but not limited to any distribution, dividend, Sale Event, or other liquidity event) as a result of which Lee Equity has received from the Company or its subsidiaries an aggregate amount of cash and/or Liquid Securities with a value equal to or in excess of 250% of the aggregate amount of capital invested or otherwise contributed by Lee Equity to the Company and its subsidiaries with respect to the purchase or acquisition of equity securities. For purposes of determining whether a Lee Equity Qualified Liquidation Event shall have occurred, no payments or amounts received by Lee Equity from the Company and its subsidiaries which are not directly in respect of equity securities of the Company or its subsidiaries owned by Lee Equity (such as management fees, consulting fees or expenses reimbursements) shall be included in the calculation.

“Liquid Securities” shall mean freely tradable securities of a company listed on the Nasdaq National Market or the New York Stock Exchange having a public float with a market value in excess of $2,000,000,000.

“Performance-Related Termination Event” shall mean the termination of the Grantee’s employment with the Company and its subsidiaries as a result of the Grantee failing to meet commercially reasonable performance objectives as determined in good faith by the Board and fails to cure such failure within 30 days following written notice to that effect.

“Permitted Transferee” has the meaning set forth in the Stockholders Agreement.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Shares” shall initially mean all of the Shares being purchased by the Grantee on the Effective Date; provided that as of the Lee Equity Qualified Liquidation Event,

all of the Restricted Shares shall become Vested Shares if Grantee remains an employee on such date; provided further that the Restricted Shares shall automatically and without further action cease to vest upon the occurrence of any Termination Event.

“Sale Event” shall mean, regardless of form thereof, consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation (other than in connection with an Initial Public Offering) in which the outstanding shares of capital stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own, directly or indirectly, a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction (other than an Initial Public Offering) in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own, directly or indirectly, at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction.

“Shares” shall mean the number of shares of Common Stock being purchased by the Grantee on the Effective Date and any additional shares of Common Stock or other securities received in respect of the Shares, as a dividend on, or otherwise on account of, the Shares.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, among the Company and the Stockholders party thereto.

“Termination Event” shall mean a For Cause Termination Event, a Performance-Related Termination Event or a Without Cause Termination Event.

“Vested Shares” shall mean all Shares which are not Restricted Shares.

“Without Cause Termination Event” shall mean the termination of the Grantee’s employment with the Company and its subsidiaries for any reason other than pursuant to a For Cause Termination Event or a Performance-Related Termination Event.

2. Purchase and Sale of Shares; Investment Representations.

(a) Purchase and Sale. On the Effective Date, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the Per Share Purchase Price.

(b) Investment Representations. In connection with the purchase and sale of the Shares contemplated by Section 2(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i) The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(v) The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Section 4(2) or Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

(vi) The Grantee agrees to sign a Joinder Agreement, dated as of the date hereof, pursuant to which Grantee shall become a party to the Stockholders Agreement and the Grantee expressly agrees hereby to be bound by the terms set forth in Article III and Section 4.02 of the Stockholders Agreement.

(vii) The Grantee has completed Schedule A to this Agreement as to his or her status as an “Accredited Investor” (as defined therein) and such information is true and complete.

(viii) The Grantee has the power and authority to enter into and perform this Agreement and this Agreement constitutes a valid and legally binding obligation of the Grantee.

(ix) The Grantee has not retained any finder, broker, agent, financial advisor, Purchaser Representative (as defined in Rule 501(h) of Regulation D of the Act) or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any such intermediary retained by the Grantee and the fees and expenses of defending against such liability or alleged liability.

(x) The Grantee is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Shares in the state set forth on the signature page below under “Address,” and the Shares are being issued to the Grantee in the Grantee’s name solely for the Grantee’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

(xi) The Grantee has not relied on any information or financial projections provided by the Company or any other party in making its investment decision with respect to the Shares.

3. Repurchase Right.

(a) Repurchase. Immediately prior to the earliest to occur of (i) a Termination Event, (ii) a Sale Event that does not constitute a Lee Equity Qualified Liquidation Event (a “Non Qualifying Sale Event”), or (iii) the Bankruptcy of the Grantee, the Company or its assigns shall have the right and option to repurchase all or any portion of the Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event, Non Qualifying Sale Event, or Bankruptcy. In addition, upon the Bankruptcy of any of the Grantee’s Permitted Transferees, the Company or its assigns shall have the right and option to repurchase all or any portion of the Shares held by such Permitted Transferee as of the date of such Bankruptcy. The purchase and sale arrangements contemplated by the preceding sentences of this Section 3(a) are referred to herein as the “Repurchase.”

(b) Repurchase Price. The per share purchase price of the Shares subject to the Repurchase (the “Repurchase Price”) shall be, subject to adjustment as provided above, (i) in the case of Shares which are Vested Shares as of the date of the event giving rise to the Repurchase, (x) the fair market value of such Vested Shares as of such date as determined by the Board if such event giving rise to the Repurchase is a Without Cause Termination Event or (y) the Per Share Purchase Price if such event giving rise to the Repurchase is a For Cause Termination Event, a Performance-Related Termination Event or a Bankruptcy, and (ii) in the case of Restricted Shares, the Per Share Purchase Price. The Repurchase Right with respect to Vested Shares shall terminate in accordance with Section 10(b).

(c) Closing Procedure. The Company or its assigns shall effect the Repurchase (if so elected) by delivering or mailing to the Grantee (and/or, if applicable, any Permitted Transferees) written notice either immediately prior to or within six (6) months after the Termination Event, the Non Qualifying Sale Event or Bankruptcy, specifying a date within such six-month period in which the Repurchase shall be effected. Upon such notification, the Grantee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Grantee or any Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased, provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company. At such time, the Grantee and/or any holder of the Shares shall deliver to the Company the certificate or certificates representing the Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances. The Repurchase right specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any public offering by or merger or other transaction involving the Company and certificates representing such Restricted Shares shall bear legends to such effect, subject to Section 10(b) below.

4. Conditions to Obligations of the Company. The obligations of the Company to grant, sell and issue the Shares to the Grantee are subject to the Grantee entering into that certain Stockholders Agreement, dated as of the date hereof, among the Company and the Stockholders party thereto.

5. Legend. Any certificate(s) representing the Shares shall carry substantially the same legend as set forth in Section 3.02(a) of the Stockholders’ Agreement.

6. Escrow Arrangement.

(a) Escrow. In order to carry out the provisions of Section 3 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Grantee and any Permitted Transferee, as the Grantee’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing such Shares with the balance of the Shares (if any) to be held in escrow pursuant to this Section 6.

(b) Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, any Permitted Transferees or any other person or entity is required to sell the Grantee’s Shares pursuant to the provisions of Section 3 of this Agreement or pursuant to the provisions of the Stockholders Agreement and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, any Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Shares to be sold pursuant to the provisions of Section 3, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

7. Withholding Taxes. The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to Section 6 hereof, the minimum federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the Effective Date over the purchase price for such Shares.

8. Assignment. At the discretion of the Board, the Company shall have the right to assign the right to exercise its rights with respect to the Repurchase to any Person or Persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

9. Non-Competition; Non-Solicitation; Confidentiality; Proprietary Rights

(a) The Grantee hereby agrees that during the period commencing on the date hereof and ending on the date that is six (6) months following the date of the termination of the Grantee’s employment with the Company (the “Noncompetition Period”), the Grantee will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States or in any foreign country in which the Company has conducted business, is conducting business or is then contemplating conducting business, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any subsidiary or affiliate of the Company), and including any such business, organization or person involving, or which is, a family member of the Grantee, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted, offered or then contemplated to be conducted or offered by the Company or its subsidiaries or affiliates; provided, however, nothing herein shall prohibit the Grantee from being employed by any business, organization or person that operates in the quick service restaurant industry and derives less than 10% of its total revenue from the sale of pizza. Without implied limitation, the foregoing covenant shall be deemed to prohibit (i) hiring or engaging or attempting to hire or engage for or on behalf of the Grantee or any such competitor any officer or employee of the Company or any of its direct and/or indirect subsidiaries and affiliates, or any former employee of the Company and any of its direct and/or indirect subsidiaries and affiliates who was employed during the three (3) month period immediately preceding the date of such attempt to hire or engage, (ii) encouraging for or on behalf of the Grantee or any such competitor any such officer or employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries and affiliates, (iii) soliciting for or on behalf of the Grantee or any such competitor any client (including all franchisees) of the Company or any of its direct or indirect subsidiaries and affiliates, or any former client (including all franchisees) of the Company or any of its direct or indirect subsidiaries and affiliates who was a client (including all franchisees) during the three (3) month period immediately preceding the date of such solicitation and (iv) diverting to any person (as hereinafter defined) any client (including all franchisees) or business opportunity of the Company or any of its direct or indirect subsidiaries and affiliates.

Notwithstanding anything herein to the contrary, the Grantee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than two percent (2%) of the equity of such enterprise. Neither the Grantee nor any business entity controlled by the Grantee is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary or affiliate of the Company from carrying on its business or restrain or restrict the Grantee from performing his employment obligations, and as of the date of this Agreement the Grantee has no business interests whatsoever in or relating to the industries in which the Company or its subsidiaries or affiliates currently engage, and other than passive investments in the shares of public companies of less than two percent (2%).

(b) The Grantee acknowledges that he has had and from time to time will have access to Confidential Information (as defined below). The Grantee agrees (i) to hold the Confidential Information in strict confidence, (ii) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (iii) not to use, directly or indirectly, any of the Confidential Information for any purpose other than on behalf of the Company and its affiliates. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, that are furnished to the Grantee by the Company or are produced by any grantee in connection with the Grantee’s employment will be and remain the sole property of the Company. Upon the termination of the Grantee’s employment with the Company for any reason and as and when otherwise requested by the Company, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in the Grantee ‘s possession or control, shall be immediately returned to the Company. The Grantee recognizes that the Company and its affiliates possess a proprietary interest in all of the Confidential Information and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Grantee, except as otherwise agreed between the Company and the Grantee in writing. The Grantee expressly agrees that any products, inventions, discoveries or improvements made by the Grantee or the Grantee ‘s agents or affiliates in the course of the Grantee’s employment shall be the property of and inure to the exclusive benefit of the Company. The Grantee further agrees that any and all products, inventions, discoveries or improvements developed by the Grantee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Grantee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

(c) During and after the Grantee ‘s employment, the Grantee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while the Grantee was employed by the Company. The Company shall reimburse the Grantee for any reasonable out-of-pocket expenses incurred in connection with the Grantee’s performance of obligations pursuant to this Section 12(c).

(d) The term “Confidential Information” shall mean information belonging to the Company which is of value to the Company or with respect to which Company has right in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including, by way of example and without limitation, trade secrets, ideas, concepts, designs, configurations, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts processes, techniques, formulas, software, improvements, inventions, data, know-how, discoveries, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, customer lists, studies, reports, records, books, contracts, instruments, surveys, computer disks, diskettes, tapes, computer programs and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Grantee in the course of the Grantee ‘s employment by the Company, as well as other information to which the Grantee may have access in connection with the Grantee’s employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Grantee ‘s duties under Section 12(b).

(e) It is the intention of the parties that, if a court construes any provision or clause of this Section 9, or any portion thereof, to be illegal, void, unreasonable or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall modify the duration, area, or matter of such provision and, in its modified form, such provision shall then be enforceable and shall be enforced to the fullest extent of law.

10. Miscellaneous Provisions.

(a) Lockup provision. The Grantee and each Permitted Transferee shall agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Act (or any successor or similar exemptive rule hereafter in effect)) held by them for such period following the effective date of any registration statement of the Company filed under the Act as set forth in Section 5.03 of the Stockholders Agreement.

(b) Termination. The Company’s Repurchase right with respect to Vested Shares under Section 3 shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event, in either case as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act of 1934 and publicly traded on NASDAQ/NMS or any national security exchange; provided, however, that all other provisions shall remain in effect following the same until all of the Shares have become Vested Shares.

(c) Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The

Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(d) Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(e) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

(g) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(h) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(i) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

(j) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. Without limitation of the foregoing, upon any stock-for-stock merger in which the Company is not the surviving entity, shares of the Company’s successor issued in respect of the Shares shall remain subject to vesting and the Repurchase right of first refusal hereunder. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(k) Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York, in the borough of Manhattan.

The parties covenant and agree that the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith. This Section 10(k) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(l) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(m) Section 83(b) Election. Within 10 days after the date hereof, Grantee shall timely file (via certified mail, return receipt requested) with the Internal Revenue Service a completed election under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Schedule B attached hereto. The Grantee shall provide the Company with proof of such timely filing.

(n) Conflict with Other Agreements. For so long as the Stockholders Agreement is in full force and effect, this Agreement shall be subject to the provisions of the Stockholders Agreement. To the extent any of the provisions of this Agreement conflict or are inconsistent with any of the provisions of the Stockholders Agreement, the Stockholders Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Agreement as of the Effective Date.

COMPANY:

PAPA MURPHY’S HOLDINGS, INC.

By:

Date:

GRANTEE:

[Name]

Date:

Address:

SPOUSE’S CONSENT:

I acknowledge that I have read the

foregoing Restricted Stock Agreement

and understand the contents thereof.

Print Name:

Date:

SCHEDULE A

ACCREDITED INVESTOR STATUS

Grantee represents and warrants that he is not an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act (please initial the non-accredited investor election below):

Grantee is not an “accredited investor”

Grantee represents and warrants that he is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act, because he meets at least one of the following criteria (please initial each applicable item):

Grantee is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the subscriber’s purchase; or

Grantee is a natural person who had an individual income in excess of $200,000 in each of the two most recent years (2011 and 2012) or joint income with the Grantee’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (2013); or

Grantee is a corporation, or similar business trust, partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Holdings Common Stock, with total assets in excess of $5,000,000; or

Grantee is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, (ii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (iii) an insurance company as defined in Section 2(13) of the Securities Act, (iv) an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act, (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (vi) a plan established or maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (vii) an employee benefit plan within in the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Grantee is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended; or

Grantee is a director or executive officer of Holdings; or

Grantee is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, the purchase of which is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

Grantee is any entity in which all of the equity owners are accredited investors. (Please submit a copy of this page countersigned by each such equity owner if relying on this item).

SCHEDULE B

ELECTION TO INCLUDE RESTRICTED STOCK IN GROSS INCOME PURSUANT

TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

On                     , 20     the undersigned purchased certain shares of common stock (the “Restricted Stock”) in Papa Murphy’s Holdings, Inc. (the “Company”).

Pursuant to §83(b) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Restricted Stock, to report as taxable income for the calendar year 20     the excess (if any) of the value of the Restricted Stock on                     , 20     over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:

Address:

SSN:

2.	A description of the property with respect to which the election is being made: shares of Company Common Stock.

3. (a)	The date on which the Restricted Stock were transferred: , 20 (the “Effective Date”).

(b)	The taxable year for which such election is made: calendar year 20 .

4.	The restrictions to which the property is subject: The Restricted Stock is subject to vesting restrictions that provide that such shares shall vest at the point in time at which any event occurs (including but not limited to any distribution, dividend, Sale Event, or other liquidity event) as a result of which Lee Equity has received from the Company or its subsidiaries an aggregate amount of cash and/or Liquid Securities with a value equal to or in excess of 250% of the aggregate amount of capital invested or otherwise contributed by Lee Equity to the Company and its subsidiaries with respect to the purchase or acquisition of equity securities. For purposes of determining whether a Lee Equity Qualified Liquidation Event shall have occurred, no payments or amounts received by Lee Equity from the Company and its subsidiaries which are not directly in respect of equity securities of the Company or its subsidiaries owned by Lee Equity (such as management fees, consulting fees or expenses reimbursements) shall be included in the calculation.

5.	The fair market value on , 20 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $ per share.

6.	The amount paid for such property: $ per share.

A copy of this election is being furnished to the Company pursuant to Treasury Regulation §1.83-2(e)(7). A copy of this election will be submitted with the 2013 U.S. federal income tax return of the undersigned pursuant to Treasury Regulation §1.83-2(c).

Dated:                     , 20

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